UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St., Suite 660, Unit 51767, Denver, Colorado 80222

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026, Shrikrishna Venkataraman notified authID Inc. (the “Company”) of his resignation as a member of the Board of Directors (the “Board”) and as a member of all committees of the Board, effective immediately. Mr. Venkataraman’s decision to resign was for personal reasons, specifically to dedicate additional time to his new professional commitments. His resignation did not result from any disagreement with the Company, its management, the Board, or any committee of the Board on any matter relating to the Company’s operations, policies, or practices.

On May 11, 2026, the Board appointed Kunal Mehta, an existing independent director of the Company, to serve as a member of the Audit Committee, effective immediately, to fill the vacancy created by Mr. Venkataraman’s resignation. Mr. Mehta will continue to serve as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: May 11, 2026	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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